SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 21, 2015

Date of Report (date of earliest event reported)

CELLYNX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1111 Brickell Ave. 11th Floor

Miami, FL 33131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 913-7151

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2015, Mr. Patrick Grant (“Mr. Grant”), the CEO, Secretary and Director of Cellynx Group, Inc, (the “Company”), passed away.  He was a valued member of our organization and will be missed.

On October 19, 2015 by vote of a majority of the outstanding shares of the Company, John G. M. Ainsworth II (“Mr. Ainsworth”) was appointed the sole director of the Company. Also on October 19, 2015 Mr. Ainsworth was appointed the CEO of the Company.

Mr. Ainsworth is an attorney with a JD degree from the University of Miami, an MBA from Oakland University and a degree in Supply Chain Management from Michigan State University. Over the past five years, he has provided services to corporations, investors and entrepreneurs in the legal sector focused on corporate transactions. Previously, Mr. Ainsworth was consultant and project manager leading and participating in cost savings and complex product enhancement projects in the auto industry with leading automotive manufacturers from Germany and the United States. Before consulting Mr. Ainsworth spent eighteen months in the logistics sector managing shipments via truck and rail throughout NAFTA, and three years in sheet metal products manufacturing. Over the years Mr. Ainsworth has worked on many cross-functional projects encompassing professionals in the following areas: engineering, manufacturing, technology, logistics, purchasing, sales and marketing, among other areas.

The Company has agreed to pay Mr. Ainsworth $5,000 per month for his services as a director and officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2015	CELLYNX GROUP INC

	By:	/s/ John G. M. Ainsworth II
John G. M. Ainsworth II President and Director